Exhibit 10.4

AEP INDUSTRIES INC.

Form of Stock Option Award Agreement

Under 2013 Omnibus Incentive Plan

Participant:

Grant Date:

Type of Stock Option:	☐ Incentive Stock Option (“ISO”)

☐ Non-qualified Stock Option (“NQSO”)

Option Price per Share:

Number of shares of Stock:

Expiration Date:	Ten years after the Grant Date.

Vesting Date:	Shall vest as described in Section 4 of this Award Agreement (“Agreement”), subject to the Participant’s continued service with the Company or an Affiliate on each of the dates described immediately below (each, a “Vesting Date”).

1. Grant of Option. This is to certify that, effective on the Grant Date specified above, the Compensation Committee (the “Committee”) of the Board of Directors of AEP Industries Inc. (the “Company”) has granted to the above-named Participant an option to purchase from the Company, for the Option Price per Share set forth above (“Option”), the number of shares of Common Stock, $0.01 par value of the Company (the “Stock”) set forth above pursuant to the AEP Industries Inc. 2013 Omnibus Incentive Plan (the “Plan”). This Option is granted pursuant to Section 6 of the Plan [and is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”)]. Capitalized terms in this shall have the meaning specified in the Plan and in this Agreement, unless a different meaning is specified herein. Capitalized terms not defined herein have the meanings ascribed to such terms in the Plan.

2. Terms and Conditions. The terms, conditions, and restrictions applicable to the Option are specified in the Plan and this Agreement, which include, but are not limited to, provisions relating to amendment, vesting, cancellation, and exercise, all of which are hereby incorporated by reference into this Agreement to the extent not otherwise set forth herein.

The Participant understands that the value that may be realized, if any, from the Option is contingent, and depends on, the future market price of the Stock, among other factors. Thus, the Participant understands that (a) any monetary value assigned to the Option in any communication regarding the Option is contingent, hypothetical, or for illustrative purposes only, and does not express or imply any promise or intent by the Company to deliver, directly or indirectly, any certain or determinable cash or other value to the Participant; and (b) vesting may be subject to confirmation and final determination by the Board of Directors that the vesting conditions have been satisfied. The Participant shall have no rights as a stockholder of the Company with respect to the Stock covered by the Option unless and until the Option vests, is properly exercised and Stock is issued.

3. Special ISO Provisions. If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a NQSO to the extent such Option fails to meet the requirements under Section 422 of the Code. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to this Option is first exercisable by the Participant during any calendar year under all plans of the Company and its subsidiaries exceeds $100,000, the Option or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as a Non-Qualified Option. It should be understood that there is no assurance that the Option will, in fact, be treated as an ISO. If any portion of this Option shall fail to qualify as an ISO, it shall be treated as a NQSO. By acceptance of this Option, Participant acknowledges and agrees that if Participant sells or otherwise disposes of Stock acquired upon the exercise of an ISO within 1 year from the date such Stock was acquired or 2 years from the Grant Date, Participant agrees to deliver a written report to the Company within 10 days following the sale or other disposition of such Stock detailing the net proceeds of such sale or disposition and such other information as may be reasonably requested by the Company.

4. Vesting. Subject to the terms and conditions set forth herein and the Participant’s continued service with the Company, this Option may be exercisable (unless previously exercised) to purchase the Stock covered by this Option only in accordance with the following schedule:

Applicable Vesting Date (each, a “Vesting Date”)	Percentage of Stock Covered by Option Which May be Purchased

On 1st anniversary of Grant Date:	20%

On 2nd anniversary of Grant Date:	20%

On 3rd anniversary of Grant Date:	20%

On 4th anniversary of Grant Date:	20%

On 5th anniversary of Grant Date:	20%

This Option shall terminate and no Stock may be purchased hereunder after the Expiration Date.

5. Exercise of Option.

(a) Subject to the terms and conditions set forth herein, the Participant may exercise this Option at any time as to all or any of the Stock then purchasable in accordance with Section 4 hereof by delivering to the Company written notice specifying:

(i) the number of whole shares of Stock to be purchased together with payment in full (in a manner specified below) of (1) the aggregate Option Price of such Stock and (2) all applicable minimum tax withholdings owed by Participant, and provided that this Option may not be exercised for less than one hundred shares of Stock or the number of shares of Stock remaining subject to this Option, whichever is smaller;

(ii) the name or names in which the stock certificate or certificates are to be registered;

(iii) the address to which dividends, notices, reports, etc. are to be sent; and

(iv) the Participant’s social security number.

(b) Only one Stock certificate will be issued unless the Participant otherwise requests in writing. Payment shall be in cash, personal check or by certified or bank cashier’s check payable to the order of the Company, free from all collection charges; provided, however, that payment may be made in Stock owned by the Participant having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For purposes of the Plan, the market value per share of Stock shall be the last sale regular way on such day or if such day is not a business day on the preceding business day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported by such exchange, or if the Common Stock is not listed or admitted to trading on any national securities exchange, in the over-the-counter market on such day, as reported on the Nasdaq National Market (“Nasdaq”), or if there are no such prices reported on such exchange or Nasdaq on such day, the average of the closing high bid and low asking price of the Stock as reported by such exchange or Nasdaq, and if there be none, then as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such day, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

(c) In the case of an ISO, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

(d) If the Participant so requests, Stock purchased upon exercise of this Option may be issued in the name of the Participant or another person, provided the Participant pays all transfer and documentary taxes, if any, resulting from such issuance.

(e) Notwithstanding the foregoing, the Committee may suspend the right to exercise the Option for any period of up to 180 days in any 365-day period for which the Committee determines, in good faith, that such suspension would be necessary or advisable in order to comply with the requirements of (i) any applicable federal securities law or rule or regulation thereunder; (ii) any rule of a national securities exchange, national securities association, or other self-regulatory organization; or (iii) any other federal or state law or regulation (each an “Option Exercise Suspension”). Notwithstanding the foregoing, no Option Exercise Suspension shall extend the term of the Option in a manner that would result in the Option becoming nonqualified deferred compensation subject to Section 409A of the Code

(f) As soon as practicable after the Company receives payment for the Stock covered by this Option, it shall deliver a certificate or certificates representing the Stock so purchased to the Participant or his designee. Such certificate shall be registered in the name of the Participant, or the names of such individuals that are permitted transferees under the terms of the Plan. No Participant shall be entitled to any rights as a stockholder of the Company in respect of any Stock covered by this Option until such Stock has been paid for in full and issued to the Participant.

6. Post-Termination Exercise of Option. The Option shall expire not later than the 10th anniversary of the Grant Date. Upon a termination of a Participant’s employment or service, as applicable, for any reason, on or after the Grant Date, Participant will forfeit the portion of the Option that is unvested at the time of such termination, without any consideration due to Participant. The portion of the Option that is vested at the time of such termination, if any, will expire upon the dates set forth immediately below:

(a) If upon the termination of the Participant for any reason (other than death, Disability, or by the Company or an Affiliate for Cause), the Option shall terminate 90 days following the date of Participant’s termination;

(b) If upon the Participant’s death or Disability (as such term is defined in the Plan), the Option shall terminate one year following the date of such death or Disability; or

(c) If upon the termination of the Participant by the Company or any Affiliate for Cause, the Option shall immediately terminate and be forfeited as of such date of termination.

7. Restrictions on Transfer. This Option is personal to the Participant and during the Participant’s lifetime may be exercised only by the Participant. This Option shall not be transferable other than by will or the laws of descent and distribution.

8. Consent to Transfer of Personal Data. In administering the Plan, or to comply with applicable legal, regulatory, tax, or accounting requirements, it may be necessary for the Company to transfer certain Participant data to an affiliate or to its outside service providers or governmental agencies. By accepting the Option, the Participant consents, to the fullest extent permitted by law, to the use and transfer, electronically or otherwise, of the Participant’s personal data to such entities for such purposes.

9. Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Participant has access.

10. Entire Agreement; Amendment; Survival; Assignment. The terms, conditions and restrictions set forth in the Plan and this Agreement constitute the entire understanding between the parties hereto regarding the Option and supersede all previous written, oral, or implied understandings between the parties hereto about the subject matter hereof. This Agreement may be amended by a subsequent writing (including e-mail or other electronic form) agreed to between the Company and the Participant. Section headings herein are for convenience only and have no effect on the interpretation of this Agreement. The provisions of this Agreement that are intended to survive a Participant’s termination of service shall survive such date. The Company may assign this Agreement and its rights and obligations hereunder to any Affiliate.

11. No Right to Continued Employment. This Option does not confer on the Participant any right to continue in the employ of the Company or interfere in any way with the right of the Company to determine the terms of the Participant’s employment.

12. Additional Requirements. This Option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the Stock covered hereby upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of this Option or the purchase of Stock hereunder, this Option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Committee may require that the person exercising this Option shall make such representations and agreement and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

13. Resale Restrictions. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Stock. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, you will not be able to transfer or sell Stock issued to you pursuant to this Award unless an exemption from registration under applicable securities laws is available. You agree that any resale by you of the Stock issued pursuant to this Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue the Stock or permit the resale of any Stock if such issuance or resale would violate any such requirements.

14. Restrictive Covenants; Compensation Recovery. By signing this Agreement, Participant acknowledges and agrees that the Stock subject to this Option or any Award previously granted to Participant by the Company or an Affiliate shall (1) be subject to forfeiture as a result of the Participant’s violation of the any agreement with the Company regarding non-competition, non-solicitation, confidentiality, inventions and/or other restrictive covenants (the

“Restricted Covenant Agreements”), and (2) shall be subject to forfeiture and/or recovery under any compensation recovery policy that may be adopted from time to time by the Company or any of its Affiliates. For avoidance of doubt, compensation recovery rights to Stock (including Stock acquired under previously granted equity awards) shall extend to the proceeds realized by the Participant due to the sale or other transfer of the Stock. The Participant’s prior execution of the Restricted Covenant Agreements was a material inducement for the Company’s grant of the Option under this Agreement.

15. Conflict. This Agreement is subject to the terms and provisions of the Plan, including but not limited to the adjustment provisions under Section 13 of the Plan. In the event of a conflict between the Plan and this Agreement, the documents shall control in that order (that is, the Plan and then this Agreement). All interpretations or determinations of the Committee shall be binding and conclusive upon the Participant and his legal representatives on any question arising hereunder or under the Plan.

16. Notices. All notices hereunder to the Company shall be delivered or mailed to the following addresses:

If to the Company:

AEP Industries Inc.

Attention: Secretary

95 Chestnut Ridge Road

Montvale, NJ 07645-1801

If to the Participant:

To the address set forth in the signature block below, or such other address that the Company has on file from time to time.

Such addresses for the service of notices may be change at any time provided notice of such change is furnished in advance to the other party.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document

18. Governing Law. This Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of New Jersey, without regard to its choice of law or conflict of law provisions that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

SIGNATURE PAGE FOLLOWS

This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.

AEP INDUSTRIES INC.

Dated: [month and date], [year]	By:

Name:

Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE COMPANY OR ANY AFFILIATE, NOR INTERFERES IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S OR ANY AFFILIATE’S RIGHT TO TERMINATE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

BY SIGNING BELOW, PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN. PARTICIPANT ACCEPTS THIS AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE PLAN. PARTICIPANT HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY. PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD.

PARTICIPANT

Dated: [month and date], [year]	By:

Name:

Address: